UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

October 31, 2011

Date of Report (Date of earliest event reported)

Powder River Coal Corp.

(Exact name of registrant as specified in its charter)

Florida

(State or Other Jurisdiction of Incorporation)

000-54257

(Commission File Number)

27-3079741

(IRS Employer Identification No.)

123 W. 1st Street, Suite 675, Casper, Wyoming 82601

(Address of Principal Executive Offices and Zip Code)

(307) 459-0571

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[__]

Written communications pursuant to Rule 425 under the Securities Act

(17 CFR 230.425)

[__]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act

(17 CFR 240.14a-12)

[__]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[__]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

EXPLANATORY NOTE

On October 25, 2011, we filed a Form 8-K that, among other things, disclosed an amendment to our articles of incorporation regarding a reduction in the number of our authorized shares of common stock. We inadvertently referred to the reduced number as 300,000 shares of common stock when in fact, the amendment to our articles of incorporation (attached as an exhibit to the 8-K) reduced the number of authorized shares of common stock to three hundred million (300,000,000) shares. Other than this amendment, all disclosures in the original Form 8-K filed on October 25, 2011 are as originally filed.

Section 5 – Corporate Governance and Management

Item 5.03 Amendment to Articles of Incorporation or Bylaws.

On October 20, 2011 we filed an amendment to our articles of incorporation with the Florida Secretary of State, Division of Corporations, which, among other things,  reduced the number of authorized shares of our common stock to three hundred million (300,000,000) shares.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

POWDER RIVER COAL CORP.

By:

/s/:  Andrew D. Grant

Andrew D. Grant, Chief Executive Officer

DATED:  October 31, 2011.

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